Exhibits 5.1 and 23.1
December 27, 2005
Advanta Business Receivables Corp.
2215 B Renaissance Drive,
Suite 5
Las Vegas, Nevada 89119

Re:	Advanta Business Receivables Corp., Registration Statement on Form S-3

Ladies and Gentlemen:
     We have acted as special counsel to Advanta Bank Corp., a Utah industrial bank (“ABC”) and Advanta Business Receivables Corp., a Nevada corporation (the “Company”), in connection with the filing by the Company, on behalf of Advanta Business Card Master Trust, a Delaware common law trust (the “Issuing Entity”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3, Registration No. 333-81788, as amended (the “Registration Statement”), registering its Asset Backed Notes secured by receivables in a portfolio of revolving business purpose credit card accounts and related assets (the “Notes”). As set forth in the Registration Statement, each Series of Notes will be issued under and pursuant to the Master Indenture (the “Indenture”) between the Issuing Entity and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company) as indenture trustee (the “Indenture Trustee”), substantially in the form filed as Exhibit 4.1 to the Registration Statement, and a related Indenture Supplement to the Indenture (the “Indenture Supplement”) between the Issuing Entity and the Indenture Trustee, substantially in the form filed as either Exhibit 4.2 or Exhibit 4.3 to the Registration Statement, and in the case of a multiple tranche series, a terms document (each, a “Terms Document”) between the Issuing Entity and the Indenture Trustee, substantially in the form attached to the form of Indenture Supplement attached as Exhibit 4.3 to the Registration Statement (the Indenture, the Indenture Supplements and the Terms Documents, each an “Agreement” and collectively, the “Agreements”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the form of Indenture.

     We have examined copies of the Company’s Articles of Incorporation, the Company’s By-laws, and forms of each Agreement, as filed or incorporated by reference as exhibits to the Registration Statement, forms of the Notes attached as Exhibits to the Indenture Supplement, and originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and other documents, and have made such examination of law, as we have deemed necessary or appropriate for the purpose of this opinion.
     Based upon the foregoing, we are of the opinion that:
     1. When the Agreement relating to a Series, Class or Tranche of Notes has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Issuing Entity, the Indenture Trustee and any other party thereto, such Agreement will constitute a legal, valid and binding agreement of the Issuing Entity, enforceable against the Issuing Entity in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors’ rights generally or by general equity principles.
     2. When a Series, Class or Tranche of Notes has been duly authorized by all necessary action on the part of the Issuing Entity (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed by Wilmington Trust Company, as owner trustee of the Issuing Entity, and authenticated by the Indenture Trustee in accordance with the terms of the related Agreement and issued and delivered against payment therefore as described in the Registration Statement, such Notes will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.
     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York (excluding choice of law principles therein).
     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement, without admitting that we are “experts” within the meaning of the Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ McKee Nelson LLP